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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




DATE OF REPORT:                September 29, 1998
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                                    VIB Corp
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             (Exact name of registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)


         33-43021                                            33-0780371
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(Commission File Number)                             (IRS Employer I.D. Number)


1498 Main Street, El Centro, California           92243
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(Address of principal executive offices)        (Zip Code)


                                 (760) 337-3200
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)



                                                       Exhibit Index at Page:  3
                                                         Total No. of Pages: 101



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Item 5.    Other Events.

           Acquisition of Bank of Stockdale, Bakersfield, CA

           On September 15, 1998, VIB Corp and Bank of Stockdale, F.S.B.,
Bakersfield, California, entered into an Agreement and Plan of Reorganization pursuant to which Bank of Stockdale will become a wholly-owned subsidiary of VIB
Corp and will continue to operate under its federal stock savings bank charter.
Upon consummation of the merger, each issued and outstanding share of Bank of Stockdale stock will be converted into the right to receive that number of newly issued shares of VIB Corp stock equal to the result from dividing the Bank of Stockdale Per Share Value by the VIB Corp Market Value Per Share.

           The Bank of Stockdale Per Share Value shall be equal to: (a) the product of Bank of Stockdale's total stockholders' equity (calculated in accordance with generally accepted accounting principles) as of the last day of the calendar month next preceding the month of the closing minus One Hundred
Eighty Thousand Dollars ($180,000), multiplied by 2.83, (b) less all expenses of Bank of Stockdale related to the Agreement, including finders' fees, (c) divided by the number of Bank of Stockdale shares outstanding at the closing.

           The VIB Corp Market Value Per Share shall be determined by taking the average of the closing prices of VIB Corp stock on the Nasdaq National Market
(trading symbol: "VIBC") for the twenty (20) trading days preceding the fifth
(5th) business day prior to the closing; provided, however, that if the result of that calculation is less than Nine Dollars and Fifty Cents ($9.50), the VIB
Corp Market Value Per Share shall be Nine Dollars and Fifty Cents ($9.50), if the result of that calculation is greater than Fifteen Dollars and Fifty Cents
($15.50) but not greater than Nineteen Dollars and Fifty Cents ($19.50), the VIB
Corp Market Value Per Share shall be equal to Fifteen Dollars and Fifty Cents
($15.50) plus twenty-five percent (25%) of the amount by which the amount exceeds Fifteen Dollars and Fifty Cents ($15.50), and if the result of that calculation exceeds Nineteen Dollars and Fifty Cents ($19.50), the VIB Corp
Market Value Per Share shall be Sixteen Dollars and Fifty Cents ($16.50).

           Fractional shares will not be issued in the merger. In lieu thereof, each holder of Bank of Stockdale stock who would otherwise be entitled to receive fractional shares of VIB Corp stock shall receive an amount in cash equal to the VIB Corp Market Value Per Share multiplied by the fraction of the share of VIB Corp stock to which such holder would otherwise be entitled.

           The completion of the merger is subject to receipt of regulatory approval including approvals of the Office of Thrift Supervision and the Board of Governors of the Federal Reserve System. The transaction must also be approved by holders of at least two-thirds (2/3) of the issued and outstanding shares of Bank of Stockdale stock and a majority of the issued and outstanding shares of VIB Corp stock. The parties anticipate that the transaction will be completed during the first quarter of 1999.

           Acquisition of Freemont Investment & Loan Branch Office in Hemet, CA

           On or about September 22, 1998, the wholly-owned subsidiary of VIB
Corp, Valley Independent Bank, El Centro, California ("VIB") entered into a branch acquisition agreement with Freemont Investment & Loan, a California industrial loan company ("Freemont") headquartered in Anaheim, California, to acquire certain of the assets and to assume certain of the liabilities of Freemont's branch office located at 2091 West Florida Avenue, Suite 100, Hemet,
California 92545, including substantially all of the deposits of the branch. As of June 30, 1998,



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the total deposits of the branch were approximately One Hundred Million Dollars
($100,000,000). VIB will pay an amount equal to one percent (1%) of the branch deposits it assumes. VIB will also assume the branch lease and will acquire certain of the leasehold improvements and certain of the loans assigned to the branch.

           The branch purchase is subject to regulatory approval including the approval of California Commissioner of Financial Institutions and the Board of Governors of the Federal Reserve System. It is anticipated that the branch purchase will be completed prior to December 31, 1998.

           In connection with the branch purchase it is anticipated that VIB will be required to increase its capital by Eight Million Five Hundred Thousand
Dollars ($8,500,000). Although final decisions have not yet been made, VIB Corp is exploring the possibility of issuing up to Fifteen Million Dollars
($15,000,000) in trust preferred securities to generate sufficient resources to increase VIB's capital and to provide for other corporate purposes.

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Item 7.    Financial Statements and Exhibits.

           A.     Financial Statements of Business Acquired.

                  Not applicable.

           B.     Pro Forma Financial Information.

                  Not applicable.

           C.     Exhibits.

                  2.1     Agreement and Plan of Reorganization by and between
                          VIB Corp and Bank of Stockdale, F.S.B.  dated
                          September 15, 1998..............................................5

                  2.2     Agreement to Assume Liabilities and to Acquire Assets of
                          Branch Office between Freemont Investment & Loan and
                          Valley Independent Bank dated September 22, 1998...............69



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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VIB CORP



Date:     September 29, 1998        /s/ Harry G. Gooding, III
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                                    Harry G. Gooding, III
                                    Executive Vice President
                                    and Chief Financial Officer



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